Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

CR-12-09

THE GEO GROUP REPORTS SECOND QUARTER 2012 RESULTS;

INCREASES QUARTERLY DIVIDEND TO $0.20 PER SHARE

•	2Q12 Income from Continuing Operations of $23.0 Million—$0.38 EPS

•	2Q12 Pro Forma Income from Continuing Operations of $25.1 Million—$0.41 Pro Forma EPS

•	2012 Pro Forma EPS Guidance of $1.56 to $1.58 and 2012 Adjusted

Funds from Operations Guidance of $3.18 to $3.34 per Share

•	Increases Quarterly Cash Dividend to $0.20 per Share Beginning in September 2012

Boca Raton, Fla. – August 7, 2012 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) today reported its financial results for the second quarter and first six months of 2012 and announced that GEO’s Board of Directors (GEO’s “Board”) has increased GEO’s quarterly dividend to $0.20 per share, or $0.80 per share annually, beginning with the first quarterly dividend which will be paid in September 2012.

Financial Results—Second Quarter 2012 Compared with Second Quarter 2011

GEO reported total revenues for the second quarter 2012 of $412.3 million compared to total revenues of $396.8 million for the second quarter 2011. GEO’s revenues and other financial data are presented throughout as retrospectively revised for discontinued operations. GEO reported income from continuing operations for the second quarter 2012 of $23.0 million, or $0.38 per diluted share, compared to income from continuing operations of $20.2 million, or $0.31 per diluted share for the second quarter of 2011. GEO’s second quarter 2012 income from continuing operations includes $1.1 million, after-tax, in start-up/transition expenses; $0.8 million, after-tax, in international bid and proposal expenses; and $0.2 million, after-tax, in transaction related expenses in connection with GEO’s previously announced acquisition of the partnership interests in Municipal Corrections Finance, L.P. (“MCF”).

Excluding these items, GEO reported Pro Forma income from continuing operations of $25.1 million, or $0.41 per diluted share, for the second quarter 2012 compared to Pro Forma income from continuing operations of $24.8 million, or $0.38 per diluted share for the second quarter 2011. Second quarter 2012 Adjusted EBITDA increased to $86.0 million from $80.1 million in the second quarter 2011. Adjusted Funds from Operations for the second quarter 2012 increased to $54.3 million, or $0.89 per diluted share, compared to $46.6 million, or $0.72 per diluted share, for the second quarter 2011.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our second quarter results and confirmed outlook for the remainder of the year, which continue to reflect strong operational and financial performance from our diversified business units. This continued strong performance has allowed our Board to increase our quarterly dividend to $0.20 per share beginning with our first quarterly dividend, which will be paid in September. Our dividend policy is indicative of our long-term view that we can meaningfully return value to our shareholders while continuing to deleverage and pursue quality earnings growth.”

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Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Financial Results – First Six Months of 2012 Compared with First Six Months of 2011

For the first six months of 2012, GEO reported total revenues of $813.6 million compared to total revenues of $777.1 million for the first six months of 2011. GEO reported income from continuing operations of $38.1 million, or $0.62 per diluted share for the first six months of 2012, compared to income from continuing operations of $36.0 million, or $0.56 per diluted share for the first six months of 2011. GEO’s income from continuing operations for the first six months of 2012 includes $4.1 million in start-up/transition expenses, net of tax; $1.2 million in international bid and proposal expenses, net of tax; and $0.5 million, after-tax, in transaction related expenses in connection with GEO’s previously announced acquisition of the partnership interests in MCF.

Excluding these items, GEO reported Pro Forma income from continuing operations of $43.8 million, or $0.72 per diluted share, for the first six months of 2012 compared to Pro Forma income from continuing operations of $46.9 million, or $0.72 per diluted share for the first six months of 2011. Adjusted EBITDA for the first six months of 2012 increased to $160.0 million from $152.0 million in the first six months of 2011. Adjusted Funds from Operations for the first six months of 2012 increased to $112.5 million, or $1.84 per diluted share, compared to $93.5 million, or $1.44 per diluted share, for the first six months of 2011.

Business Segments Revenue

U.S. Corrections & Detention

For the second quarter 2012, U.S. Corrections & Detention revenue increased to $246.1 million from $230.7 million in the second quarter 2011. Second quarter 2012 revenues for U.S. Corrections & Detention reflect the activation of the Adelanto ICE Processing Center East in California in August 2011 and the Riverbend Correctional Facility in Georgia in December 2011 along with the opening of the Karnes Civil Detention Center in Texas and an expansion to the New Castle Correctional Facility in Indiana in the first quarter 2012. These facility activations were offset by deactivation of the Regional Correctional Center in New Mexico in the second quarter 2011, the Leo Chesney Community Correctional Facility in California in the third quarter 2011, and the Desert View and Central Valley Community Correctional Facilities in California in the fourth quarter 2011.

GEO Care

For the second quarter 2012, GEO Care reported revenue of $110.3 million compared to $110.9 million for the second quarter 2011. GEO Care’s second quarter 2012 revenue reflects continued growth in GEO Care’s electronic monitoring services and day reporting centers offset by the deactivation of the 177-bed Brooklyn Residential Reentry Center in the third quarter 2011.

International Services

For the second quarter 2012, International Services revenue increased to $56.0 million from $55.3 million in the second quarter 2011. International Services revenue for the second quarter 2012 reflects the activation of the Dungavel House Immigration Removal Centre in Scotland in the third quarter 2011 partially offset by the deactivation of the Campsfield House Immigration Removal Centre in England in the second quarter 2011.

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Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of pro forma income from continuing operations to income from continuing operations, Adjusted EBITDA to income from continuing operations, Adjusted Funds from Operations to income from continuing operations along with supplemental financial and operational information on GEO’s business segments. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations, Adjusted EBITDA, and Adjusted Funds from Operations. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

2012 Financial Guidance

GEO expects its full year 2012 revenues to be in a range of $1.64 billion to $1.65 billion and its 2012 pro forma earnings per share to be in a range of $1.56 to $1.58 per share, excluding $0.14 per share in after-tax start-up/transition expenses and international bid and proposal expenses, and also exclusive of transaction and financing expenses associated with GEO’s previously announced acquisition of the partnership interests in MCF. GEO expects its 2012 Adjusted EBITDA to be in a range of $330 million to $340 million and its 2012 Adjusted Funds from Operations to be in a range of $195 million to $205 million, or $3.18 to $3.34 per share.

GEO expects its third quarter 2012 revenues to be in a range of $410 million to $415 million and its pro forma earnings per share to be in a range of $0.42 to $0.43 per share, excluding $0.04 per share in after-tax start-up/transition expenses and international bid and proposal expenses, and also exclusive of transaction and financing expenses associated with GEO’s previously announced acquisition of the partnership interests in MCF.

GEO expects its fourth quarter 2012 revenues to be in a range of $413 million to $418 million and its pro forma earnings per share to be in a range of $0.42 to $0.43 per share, excluding $0.01 per share in after-tax international bid and proposal expenses.

GEO’s earnings guidance reflects the activation of the Adelanto ICE Processing Center West in California in August 2012 and the previously announced continuation of the Golden State Community Correctional Facility contract in California through December 14, 2012, partially offset by the previously announced deactivation/transition of GEO’s managed-only contracts for the East Mississippi and Walnut Grove Correctional Facilities in July 2012 and the Marshall County Correctional Facility in August 2012.

GEO’s 2012 financial guidance does not assume the potential reactivation of approximately 7,000 current beds in inventory which GEO is actively marketing to local, state, and federal customers. The after-tax carrying costs associated with keeping the facilities idle represent approximately $0.15 per share, of which more than half are non-cash expenses. GEO’s guidance also reflects approximately $0.18 per share in after-tax intangibles amortization expense primarily related to the acquisitions of Cornell Companies and BI Incorporated.

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Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Stock Repurchase Program

On July 14, 2011, GEO’s Board of Directors approved a stock repurchase program of up to $100.0 million of GEO’s common stock effective through December 31, 2012. Through the end of the second quarter 2012, GEO had repurchased approximately 3.9 million shares of its common stock for approximately $75.0 million.

Dividend Policy

GEO announced today that its Board has decided to increase its quarterly cash dividend to $0.20 per share, or $0.80 per share annually, beginning with the payment of GEO’s first quarterly cash dividend in September 2012. The declaration of each quarterly cash dividend will be subject to approval by GEO’s Board and to meeting the requirements of all applicable laws and regulations. GEO’s Board retains the power to modify, suspend or cancel its dividend policy as it may deem necessary or appropriate in the future.

MCF Acquisition and Senior Credit Facility Amendment

As previously announced, GEO has signed a definitive agreement to purchase 100% of the partnership interests in Municipal Corrections Finance, L.P. for approximately $27.0 million. In connection with the acquisition, GEO expects to redeem the current outstanding MCF bonds for approximately $67.0 million, net of bond cash reserves and inclusive of a make whole premium of approximately $15.0 million. The MCF bonds have a cash coupon rate of 8.47 percent and a net effective interest carrying cost of approximately 5.0 percent. The transaction will give GEO full ownership interest in 11 correctional properties, representing 10,000 beds, which are currently leased and operated by GEO and will save GEO approximately $155.0 million in future net cash payments, becoming accretive to earnings after 2012.

GEO will finance the acquisition of the partnership interests in MCF and the redemption of the MCF bonds with a new $100.0 million, three-year term loan under its Senior Credit Facility. The new term loan will bear interest at the same rate of GEO’s existing term loans, currently LIBOR plus 3.00 percent, stepping down to LIBOR plus 2.75 percent by the end of August 2012. In connection with this transaction, GEO will also amend its Senior Credit Facility to increase its initial restricted payment basket to $50.0 million and increase the senior secured leverage ratio covenant to access the net income restricted payment basket from 2.5x to 2.75x.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) tomorrow, August 8, 2012 to discuss GEO’s second quarter 2012 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-443-1498 and the international call-in number is 1-402-875-4823. The conference call ID number is 17964463. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until September 8, 2012 at 1-855-859-2056 (U.S.) and 1-404-537-3406 (International). The conference call ID number for the telephonic replay is 17964463.

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Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

About The GEO Group, Inc.

The GEO Group, Inc. is the world’s leading diversified provider of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include 20,000 employees, 109 correctional, detention and residential treatment facilities, including projects under development, and 75,000 owned and/or managed beds.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Pro Forma Income from Continuing Operations, Adjusted EBITDA and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures.

Pro Forma Income from Continuing Operations is defined as income from continuing operations adjusted for net income/loss attributable to non-controlling interests, start-up/transition expenses, net of tax, international bid and proposal expenses, net of tax, and M&A-related expenses, net of tax. GEO believes that Pro Forma Income from Continuing Operations is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Income from Continuing Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

Adjusted EBITDA is defined as income from continuing operations before net interest expense, income tax provision, depreciation and amortization, and tax provision on equity in earnings of affiliate, adjusted for net income/loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, start-up/transition expenses, pre-tax, international bid and proposal expenses, pre-tax, and M&A-related expenses, pre-tax. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

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Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Adjusted Funds From Operations is defined as income from continuing operations excluding depreciation and amortization, income tax provision, income taxes refunded/paid, stock-based compensation expenses, maintenance capital expenditures, equity in earnings of affiliates, net of income tax, tax provision on equity in earnings of affiliate, amortization of debt costs and other non-cash interest, net income/loss attributable to non-controlling interests, start-up/transition expenses, M&A-related expenses, and international bid and proposal expenses. GEO believes that Adjusted Funds From Operations is useful to investors as it provides information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational or infrequent in nature, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted Funds From Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

GEO has made available a Supplemental Disclosure which contains reconciliation tables of pro forma income from continuing operations to income from continuing operations, Adjusted EBITDA to income from continuing operations, Adjusted Funds from Operations to income from continuing operations along with supplemental financial and operational information on GEO’s business segments. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for third quarter 2012, fourth quarter 2012, and full year 2012, our expectation to declare quarterly cash dividends and the timing and amount of such dividends, and our expectations regarding the acquisition of MCF, including the amendment of our senior credit facility, the redemption of the MCF bonds, the impact of the transaction, and our estimates regarding the timing of when the acquisition of 100% of the partnership interests in MCF will be accretive. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2012 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) GEO’s ability to consummate the acquisition of 100% of the partnership interests in MCF within the anticipated timeframe; (5) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (6) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (7) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (8) GEO’s ability to obtain future financing on acceptable terms; (9) GEO’s ability to sustain company-wide occupancy rates at its facilities; (10) any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of the transactions with Cornell and BI; (11) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; and (12) other factors contained in GEO’s Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

Second quarter and first six months 2012 financial tables to follow:

Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

THE GEO GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED

JULY 1, 2012 AND JULY 3, 2011

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Revenues	$412,348	$396,804	$813,605	$777,148
Operating expenses	305,035	299,236	613,295	588,257
Depreciation and amortization	23,807	20,945	46,882	39,646
General and administrative expenses	27,043	27,710	54,484	60,498

Operating income	56,463	48,913	98,944	88,747
Interest income	1,761	1,629	3,568	3,198
Interest expense	(20,617)	(19,412)	(41,424)	(36,373)

Income before income taxes, equity in earnings of affiliates and discontinued operations	37,607	31,130	61,088	55,572
Provision for income taxes	14,991	12,302	24,208	21,674
Equity in earnings of affiliates, net of income tax provision of $303, $563, $624 and $1,587, respectively	430	1,418	1,178	2,080

Income from continuing operations	23,046	20,246	38,058	35,978
Income (loss) from discontinued operations, net of tax provision (benefit) of $(359), $577, $(330) and $985, respectively	(570)	917	(523)	1,565

Net income	22,476	21,163	37,535	37,543
Net (income) loss attributable to noncontrolling interests	25	415	(9)	825

Net income attributable to The GEO Group, Inc.	$22,501	$21,578	$37,526	$38,368

Weighted-average common shares outstanding:
Basic	60,839	64,455	60,803	64,373
Diluted	61,066	64,858	60,984	64,787
Income per Common Share Attributable to The GEO Group, Inc.(1):
Basic:
Income from continuing operations	$0.38	$0.32	$0.63	$0.57
Income (loss) from discontinued operations	(0.01)	0.01	(0.01)	0.02

Income per common share attributable to The GEO Group, Inc. - basic	$0.37	$0.33	$0.62	$0.60

Diluted:
Income from continuing operations	$0.38	$0.32	$0.62	$0.57
Income (loss) from discontinued operations	(0.01)	0.01	(0.01)	0.02

Income per common share attributable to The GEO Group, Inc. - diluted	$0.37	$0.33	$0.62	$0.59

(1)	Note that earnings per share tables may contain slight summation differences due to rounding.

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Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

CONSOLIDATED BALANCE SHEETS

JULY 1, 2012 AND JANUARY 1, 2012

(In thousands, except share data)

	July 1, 2012	January 1, 2012
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$68,538	$44,753
Restricted cash and investment (including VIEs[1] of $29,373 and $35,435, respectively)	40,071	42,535
Accounts receivable, less allowance for doubtful accounts of $2,779 and $2,453, respectively	284,431	285,810
Deferred income tax assets, net	28,726	28,726
Prepaid expenses and other current assets	23,383	50,346
Current assets of discontinued operations	6,713	7,159

Total current assets	451,862	459,329

Restricted Cash and Investments (including VIEs of $41,270 and $38,930, respectively)	60,070	57,912
Property and Equipment, Net (including VIEs of $160,284 and $162,665, respectively)	1,718,392	1,705,306
Assets Held for Sale	5,390	4,363
Direct Finance Lease Receivable	29,253	32,146
Deferred Income Tax Assets, Net	1,711	1,711
Goodwill	508,068	508,066
Intangible Assets, Net	190,743	200,342
Other Non-Current Assets	83,163	79,576
Non-Current Assets of Discontinued Operations	576	865

Total Assets	$3,049,228	$3,049,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$63,681	$69,632
Accrued payroll and related taxes	37,209	38,130
Accrued expenses	121,604	126,682
Current portion of capital lease obligations, long-term debt and non-recourse debt (including VIEs of $21,000 and $20,770, respectively)	59,758	53,666
Current liabilities of discontinued operations	702	708

Total current liabilities	282,954	288,818

Deferred Income Tax Liabilities	125,209	125,209
Other Non-Current Liabilities	58,938	56,381
Capital Lease Obligations	12,456	13,087
Long-Term Debt	1,298,030	1,319,068
Non-Recourse Debt (including VIEs of $101,730 and $108,335, respectively)	198,995	208,532

Total shareholders’ equity	1,072,646	1,038,521

Total Liabilities and Shareholders’ Equity	$3,049,228	$3,049,616

[1]	Variable interest entities or “VIEs”

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Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation Tables for Second Quarter and First Six Months 2012

Reconciliation of Pro Forma Income from Continuing Operations to Income from Continuing Operations

(In thousands except per share data)

	13 Weeks Ended 1-Jul-12	13 Weeks Ended 3-Jul-11	26 Weeks Ended 1-Jul-12	26 Weeks Ended 3-Jul-11
Income from continuing operations	$23,046	$20,246	$38,058	$35,978
Start-up/transition expenses, net of tax	1,084	3,348	4,139	5,537
International bid and proposal expenses, net of tax	753	416	1,171	416
Net loss (income) attributable to non-controlling interests	25	415	(9)	825
M&A related expenses, net of tax	209	394	482	4,129

Pro forma income from continuing operations	$25,117	$24,819	$43,841	$46,885

Diluted earnings per share from continuing operations (1)	$0.38	$0.31	$0.62	$0.56
Start-up/transition expenses, net of tax	0.02	0.05	0.07	0.09
International bid and proposal expenses, net of tax	0.01	0.01	0.02	0.01
Net loss attributable to non-controlling interests	—	0.01	—	0.01
M&A related expenses, net of tax	—	0.01	0.01	0.06

Diluted pro forma earnings per share from continuing operations	$0.41	$0.38	$0.72	$0.72

Weighted average common shares outstanding-diluted	61,066	64,858	60,984	64,787

(1)	Note that earnings per share tables may contain slight summation differences due to rounding

Reconciliation from Adjusted EBITDA to Income from Continuing Operations

(In thousands)

	13 Weeks Ended 1-Jul-12	13 Weeks Ended 3-Jul-11	26 Weeks Ended 1-Jul-12	26 Weeks Ended 3-Jul-11
Income from continuing operations	$23,046	$20,246	$38,058	$35,978
Interest expense, net	18,856	17,783	37,856	33,175
Income tax provision	14,991	12,302	24,208	21,674
Depreciation and amortization	23,807	20,945	46,882	39,646
Tax provision on equity in earnings of affiliate	303	563	624	1,587

EBITDA	$81,003	$71,839	$147,628	$132,060

Adjustments
Net loss (income) attributable to non-controlling interests	$25	$415	$(9)	$825
Stock based compensation expenses, pre-tax	1,988	1,537	3,494	3,598
Start-up/transition expenses, pre-tax	1,535	4,996	6,424	8,563
International bid and proposal expenses, pre-tax	1,050	645	1,615	645
M&A related expenses, pre-tax	351	651	804	6,308

Adjusted EBITDA	$85,952	$80,083	$159,956	$151,999

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Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Adjusted Funds from Operations to Income from Continuing Operations

(In thousands)

	13 Weeks Ended 1-Jul-12	13 Weeks Ended 3-Jul-11	26 Weeks Ended 1-Jul-12	26 Weeks Ended 3-Jul-11
Income from continuing operations	$23,046	$20,246	$38,058	$35,978
Net loss (income) attributable to non-controlling interests	25	415	(9)	825
Depreciation and Amortization	23,807	20,945	46,882	39,646
Income Tax Provision	14,991	12,302	24,208	21,674
Income Taxes (Paid) Refunded	(4,934)	(7,794)	4,397	(8,734)
Stock Based Compensation Expenses	1,988	1,537	3,494	3,598
Maintenance Capital Expenditures	(8,090)	(6,875)	(14,212)	(15,194)
Equity in Earnings of Affiliates, Net of Income Tax	(430)	(1,418)	(1,178)	(2,080)
Tax provision on equity in earnings of affiliate	303	563	624	1,587
Amortization of Debt Costs and Other Non-Cash Interest	679	415	1,369	641
Start-up/transition expenses	1,535	4,996	6,424	8,563
M&A Related Expenses	351	651	804	6,308
International bid and proposal expenses	1,050	645	1,615	645

Adjusted Funds from Operations	$54,321	$46,628	$112,476	$93,457

Adjusted Funds from Operations Per Share	$0.89	$0.72	$1.84	$1.44

Weighted average common shares outstanding-diluted	61,066	64,858	60,984	64,787

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Contact: Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436